AMENDMENT TO THE
       NATIONSBANK CORPORATION AND DESIGNATED SUBSIDIARIES
                   SUPPLEMENTAL RETIREMENT PLAN

     WHEREAS, NationsBank Corporation ("NationsBank") and certain of its subsidiary corporations (collectively with NationsBank, the "Participating Employers") maintain the NationsBank Corporation and Designated Subsidiaries Supplemental Retirement Plan (the "Plan"); and
     WHEREAS, effective as of the date hereof, an amendment is being made to The NationsBank Pension Plan establishing a stand-alone alternative benefit for certain participants who formerly participated in the First United Bancorporation Pension Trust (the "FUBI Plan") called the "FUBI Plan Special Benefit" as defined in such amendment; and
     WHEREAS, the Participating Employers desire to amend the Plan to (i) provide that any FUBI Plan Special Benefit that cannot be paid under The NationsBank Pension Plan from time to time as a result of the application of the limitations set forth in Internal Revenue Code Sections 415 and 401(a)(17) shall not be paid under the provisions of the Plan and (ii) otherwise meet current needs; and
     WHEREAS, the undersigned has been authorized by the Compensation Committee of the Board of Directors of NationsBank to make the amendment set forth below;
     NOW, THEREFORE, the Plan is hereby amended as follows:
     1. Section 2.6 of the Plan entitled "Additional Benefits" is redesignated as Section 2.7, and Section 2.7 of the Plan entitled "Effect of Certain Benefits" is redesignated as Section 2.8, all effective as of December 31, 1991.
     2. The following new Section 2.9 is added to the Plan effective as of the date hereof:
          "Section 2.9.  FUBI Plan Special Benefits.
     Section 15.13 of the Retirement Plan provides a stand-alone alternative benefit called the "FUBI Plan Special Benefit" for certain participants in the Retirement
     Plan called the "Eligible Former FUBI Plan
     Participants," which such stand-alone alternative benefit is to be adjusted from time to time for the "FUBI Plan COLAs," as those terms are defined in said


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     Section 15.13 of the Retirement Plan.  Notwithstanding
     any provision of this Plan to the contrary, an Eligible Former FUBI Plan Participant's FUBI Plan Special
     Benefit (as adjusted for FUBI Plan COLAs) shall be disregarded for purposes of determining such participant's benefits (if any) under this Plan, and in no event shall any amounts be payable under this Plan with respect to any FUBI Plan Special Benefits (as adjusted for FUBI Plan COLAs)."
     3. Except as expressly or by necessary implication amended hereby, the Plan is continued in full force and effect.
     IN WITNESS WHEREOF, NationsBank Corporation has caused this instrument to be executed by its duly authorized officer as of July 5, 1995.

                              NATIONSBANK CORPORATION


                              By: /s/ C. J. Cooley
                                 C. J. Cooley, Executive
                                   Vice President

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